CALIFORNIA INVESTMENT TRUST II

                                EXHIBIT NO. (23)(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                             (Tait, Weller & Baker)
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust II. Performance results have not been provided because the Fund has not been in existence for a full fiscal year.

                                                       /s/ TAIT, WELLER & BAKER
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                                                         TAIT, WELLER & BAKER